Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re: Ford Motor Credit Company Registration Statement

Nos. 333-91953, 333-92595, 333-45015, 333-86832 and 333-107955 on Form S-3

      We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company and Subsidiaries of our report dated March 9, 2005 relating to the financial statements, management’s assessment of effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

March 9, 2005

23-1